Exhibit 4.5

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL	Execution Copy

AMENDMENT TO THE DEVELOPMENT COLLABORATION

AND LICENSE AGREEMENT

This AMENDMENT (the “Amendment”) entered into on 12 July 2018 (the “Effective Date”) is an amendment to the DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT dated 27th day of May, 2016, by and between NESTEC S.A., with a place of business at Avenue Nestlé 55, 1800 Vevey, Switzerland (“NESTEC”) and DBV TECHNOLOGIES, S.A., with a place of business at 177-181 avenue Pierre Brossolette 92120 Montrouge France (“DBV”) (the “Agreement”). NESTEC and DBV may each be referred to herein individually as a “Party” and collectively as the “Parties.”

Capitalized terms that are used bur not defined in this Amendment shall have the meaning ascribed to this term in the Agreement.

RECITALS

WHEREAS, the collaboration between DBV and NESTEC has progressed and the Parties have agreed to adjustments, as follows based on the revised Work Plan agreed between the Parties.

AGREEMENT

1.	Changes to Clause 8.2.1.

The Parties agree that section 8.2.1. shall hereby be replaced in its entirety by the following provisions:

Development Milestones. NESTEC shall pay to DBV the following non-creditable, non-refundable payment for the first achievement of the following milestone events for the Licensed Product (each, a “Development Milestone”):

Development Milestone Event / Target Date	Payment
1. [***]	€[***]
2. [***]	€[***]
3. [***]	€[***]
4. [***]	€[***]
5. [***]	€[***]
6. [***]	€[***]

[***] = CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL	Execution Copy

Development Milestone Event / Target Date	Payment
7. [***]	€[***]
8. [***]	€[***]
9. [***]	€[***]
10. [***]	€[***]
TOTAL Amount of Development Milestones Payments:	€[***]

The Parties acknowledge that the milestones set forth in (1) and (2) have been achieved as of the Effective Date and that the corresponding amounts have been duly paid by NESTEC to DBV as of the Effective Date.

Further to the milestones set forth in (1) to (10) above, NESTEC agrees to pay further development milestones of up to €[***].

If any of the milestones set forth in (6), (7) or (8) is achieved whereas any of the milestones set forth in (3) to (6) has not been achieved, then the applicable milestones set forth in (3), (4) (5) and (6) shall become payable upon achievement of the milestone set forth in (6), (7) or (8). If the milestone set forth in (5) is achieved whereas any of the milestones set forth in (3) or (4) has not been achieved, then the applicable milestones set forth in (3) and (4) shall become payable upon achievement of the milestone set forth in (5).

Each milestone payment set forth in this Section 8.2.1 shall be payable by NESTEC within [***] after the first achievement of the applicable Development Milestone for the Licensed Product. If requested by NESTEC, DBV will provide NESTEC with a corresponding invoice for each Development Milestone payment due.

[***].

2.	Miscellaneous

2.1 Entire Agreement. This Amendment amends and supersedes any conflicting provisions of the Agreement, and forms an entire part of the Agreement. Together with the Agreement, it constitutes the entire agreement between the Parties and shall cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

2.2 Counterparts. This Amendment may be executed in more than one counterpart (including by electronic transmission), each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement.

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2.3 Governing Law. Any dispute, claim or controversy arising under or related to this Amendment, including the construction, validity and performance of this Agreement, shall be governed in all respects by the substantive laws of France.

[Signature page follows.]

CONFIDENTIAL	Execution Copy

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

For DBV TECHNOLOGIES	For NESTEC S.A.

/s/ Pierre-Henri Benhamou	/s/ Claudio Kuoni

By: Dr Pierre-Henri BENHAMOU	By: Claudio Kuoni
Chairman and CEO	General Counsel Nestlé Health Science